EXHIBIT 99.2

November 16, 2017

AxoGen, Inc. Announces Pricing of Public Offering of Common Stock

ALACHUA, Fla., Nov. 16, 2017 (GLOBE NEWSWIRE) -- AxoGen, Inc. (NASDAQ:AXGN), a global leader in developing and marketing innovative surgical solutions for the repair of peripheral nerve damage, announced today that it has priced an underwritten public offering of its common stock. The offering consists of 700,000 shares being sold by AxoGen and 1,000,000 shares being sold by EW Healthcare Partners L.P., formerly named Essex Woodlands Fund IX L.P., the selling shareholder, at $21.00 per share. In addition, AxoGen and the selling shareholder have granted the underwriters a 30-day option to purchase up to an aggregate of 255,000 shares of common stock at the same price. The offering is expected to close on or about November 20, 2017, subject to satisfaction of customary closing conditions.

AxoGen intends to use the net proceeds from the proposed offering for general corporate purposes. AxoGen will not receive any proceeds from the sale of shares by the selling shareholder.

Leerink Partners is acting as lead book-running manager for the offering. Cantor Fitzgerald & Co. and JMP Securities are acting as co-managers.

The shares of common stock are being offered and sold pursuant to effective shelf registration statements that AxoGen previously filed with the Securities and Exchange Commission. A final prospectus supplement and the accompanying prospectuses related to the offering are being filed with the SEC and will be available at the SEC’s website located at www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectuses relating to this offering may be obtained from Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA, 02110, by email at syndicate@leerink.com, or by telephone at (800) 808-7525, ext. 6132.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About AxoGen

AxoGen (AXGN) is the leading company focused specifically on the science, development and commercialization of technologies for peripheral nerve regeneration and repair. We are passionate about helping to restore nerve function and quality of life to patients with peripheral nerve injuries by providing innovative, clinically proven and economically effective repair solutions for surgeons and health care providers. Peripheral nerves   provide the pathways for both motor and sensory signals throughout the body. Every day, people suffer traumatic injuries or undergo surgical procedures that impact the function of their peripheral nerves. Damage to a peripheral nerve can result in the loss of muscle or organ function, the loss of sensory feeling, or the initiation of pain.

AxoGen's platform for nerve repair features a comprehensive portfolio of products, including Avance®  Nerve Graft, an off-the-shelf processed human nerve allograft for bridging severed nerves without the comorbidities associated with a second surgical site, AxoGuard®  Nerve Connector, a porcine submucosa extracellular matrix (ECM) coaptation aid for tensionless repair of severed nerves, AxoGuard®  Nerve Protector, a porcine submucosa ECM product used to wrap and protect injured peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments, and Avive®  Soft Tissue Membrane, a minimally processed human umbilical cord membrane that may be used as a resorbable soft tissue covering to separate tissue layers and modulate inflammation in the surgical bed. Along with these core surgical products, AxoGen also offers AcroVal®  Neurosensory & Motor Testing System and AxoTouch®  Two-Point Discriminator. These evaluation and measurement tools assist health care professionals in detecting changes in sensation, assessing return of sensory, grip, and pinch function, evaluating effective treatment interventions, and providing feedback to patients on nerve function. The AxoGen portfolio of products is available in the United States, Canada, the United Kingdom, and several other European and international countries.

Forward-Looking Statements

This press release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release   include statements regarding the proposed public offering and the anticipated use of proceeds therefrom, and are subject to a number of risks and uncertainties that may cause actual results or outcomes to be materially different from those expressed or implied by the forward-looking statements. These risks and uncertainties include market risks and those relating to the satisfaction of customary closing conditions for an underwritten offering of securities, as well as the risks and uncertainties that could affect AxoGen’s business and financial results described in the preliminary prospectus supplement and registration statements referenced above, as well as AxoGen’s other filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made and, except as required by law, AxoGen assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

AxoGen, Inc.

Peter J. Mariani, Chief Financial Officer

InvestorRelations@AxoGenInc.com

The Trout Group – Investor Relations

Brian Korb

646.378.2923

bkorb@troutgroup.com

Source: AxoGen, Inc.